Exhibit a.6

THE MANAGERS FUNDS

Certificate of Amendment

The undersigned, being the Secretary of The Managers Funds (hereinafter referred to as the “Trust”), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 2.8 and 8.3 of the Agreement and Declaration of Trust, dated November 23, 1987, as amended to date (the “Declaration of Trust”), and by resolution adopted by the affirmative vote of all of the Trustees at a regular meeting of the Trustees held on august 9, 1993 attached as Exhibit A hereto and the written consent of The Managers Funds, L.P., as the sole shareholder of the two series named below, dated December 22, 1993, there are hereby established two additional series of shares of the Trust which shall be designated:

Managers Global Opportunity Fund

Managers Global Bond Fund

The Managers Global Opportunity Fund and the Managers Global Bond Fund shall have all of the rights and preferences with respect to series of shares of the Trust set forth in the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set her hand this 22nd day of December, 1993

/s/ Kathleen Wood
Kathleen Wood
Secretary

ACKNOWLEDGMENT

STATE OF CONNECTICUT	)
	)	ss.
)

December 22, 1993

Then personally appeared the above named Kathleen Wood and acknowledged the foregoing act to be her free act and deed.

Before me,

/s/ Notary Public
Notary Public
Commission Expires: 3/31/94

EXHIBIT A

THE MANAGERS FUNDS

Resolution of the Board of Trustees

at a regular meeting held on August 9, 1993

RESOLVED, that the Trustees hereby determine that it is desirable to establish additional investment series of the Trust (the “Additional Funds(s)/Portfolio(s)”), and that the proper officers of the Trust be, and they hereby are, authorized to file such documents and reports, including any necessary filings or amendments to the Trust’s Declaration of Trust, or to the Trust’s registration statement on Form N-1A with the Securities and Exchange Commission or any state securities commissions and to do all such other acts and things as they or any of them deem necessary or desirable to effectuate the establishment of any Additional Fund(s)/Portfolio(s).